UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI CAPITAL CORP. THE LION FUND II, L.P. STEAK N SHAKE OPERATIONS, INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BIGLARI CAPITAL CORP.
17802 IH 10 WEST, SUITE 400
SAN ANTONIO, TEXAS 78257
TELEPHONE (210) 344-3400
FAX (210) 344-3411

[_____________], 2014

Dear Fellow Shareholder:

Biglari Capital Corp. and the other participants in this solicitation (collectively, “Biglari Capital,” “our,” or “we”) are the beneficial owners of an aggregate of 4,737,794 shares of common stock of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”), thereby representing approximately 19.9% of the Company’s outstanding shares of common stock. No other shareholder, board member, or officer comes close to matching our ownership. We believe that the Board of Directors of Cracker Barrel (the “Board”) should immediately pursue strategic alternatives, principally a sale of the Company at a premium to its current market price. Thus, we are seeking your support at the special meeting of shareholders (the “Special Meeting”) called by the Company at Biglari Capital’s request, scheduled to be held on Wednesday, April 23, 2014 at 10:00 a.m. Eastern Time at 1201 Pennsylvania Avenue NW, Suite 300, Washington, DC 20004, for the following purposes:

1.	To conduct an advisory vote on a proposal made by Biglari Capital that the Board immediately pursue all potential extraordinary transactions, including the sale of the Company.

2.
To conduct an advisory vote on a proposal made by Biglari Capital that the Board take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

The advisory vote on these proposals will provide you the opportunity to inform the Board that you want the Company to pursue a transaction that would result in your receiving immediate, certain and substantial value for your shares.

We urge you to consider carefully the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about [___________], 2014. If you have already voted against the proposals described in the attached Proxy Statement, you may exercise your right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Special Meeting.

If you have any questions or require any assistance with your vote, please contact Alliance Advisors LLC, which is assisting us. Its address and toll-free number are listed on the following page to offer you help in casting your vote.

Sincerely,

Sardar Biglari

YOUR VOTE IS IMPORTANT

Please mark, sign and date your GOLD proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker cannot vote your shares without your instructions. Therefore, it is imperative that you exercise your right as a shareholder and vote the GOLD card.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Biglari’s proxy materials, please call
Alliance Advisors LLC at the phone numbers listed below.

ALLIANCE ADVISORS LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokers Call Collect:  (973) 873-7721

Shareholders Call TOLL-FREE: (855) 976-3332

SPECIAL MEETING OF SHAREHOLDERS
OF
CRACKER BARREL OLD COUNTRY STORE, INC.
_________________________

PROXY STATEMENT
OF
BIGLARI CAPITAL CORP.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Biglari Capital Corp. (“Biglari Capital Corp.”), The Lion Fund II, L.P. (the “Lion Fund II”), Steak n Shake Operations, Inc. (“Steak n Shake”), Sardar Biglari and Philip L. Cooley (collectively, “Biglari Capital,” “our” or “we”), the largest shareholder of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (“Cracker Barrel” or the “Company”).  We are writing to seek your support for the approval of advisory proposals made by Biglari Capital for the Board of Directors of the Company (the “Board”) to immediately pursue all potential extraordinary transactions, including the sale of the Company, at the special meeting of shareholders scheduled to be held on Wednesday, April 23, 2014 at 10:00 a.m. Eastern Time at 1201 Pennsylvania Avenue NW, Suite 300, Washington, DC 20004 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Special Meeting”).  This proxy statement (the “Proxy Statement”) and the enclosed GOLD proxy card are first being furnished to shareholders on or about [___________], 2014.

This Proxy Statement and the enclosed GOLD proxy card are being furnished to shareholders of Cracker Barrel by Biglari Capital in connection with the solicitation of proxies from Cracker Barrel shareholders for the following purpose:

1.	To conduct an advisory vote on a proposal made by Biglari Capital that the Board immediately pursue all potential extraordinary transactions, including the sale of the Company.

2.
To conduct an advisory vote on a proposal made by Biglari Capital that the Board take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

  The Company has set the record date for determining shareholders entitled to notice of and to vote at the Special Meeting as [_____________], 2014 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 305 Hartmann Drive, Lebanon, Tennessee 37087.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.  According to the Company, as of the Record Date, there were [___________] shares of common stock, $0.01 par value per share (the “Shares”), outstanding and entitled to vote at the Special Meeting.  As of the Record Date, Biglari Capital beneficially owned an aggregate of 4,737,794 Shares, which represents approximately 19.9% of the Shares outstanding (based on the Company’s proxy statement). We intend to vote such Shares FOR each of the proposals described in this Proxy Statement (collectively, the “Sale Proposals”).

THIS SOLICITATION IS BEING MADE BY BIGLARI CAPITAL AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE SALE PROPOSALS.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE SALE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO BIGLARI CAPITAL, C/O ALLIANCE ADVISORS LLC, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting

This Proxy Statement and GOLD proxy card are available at
www.enhancecrackerbarrel.com/[proxy]

IMPORTANT

Your vote is important, no matter how many Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the Sale Proposals.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it today to Biglari Capital, c/o Alliance Advisors LLC, in the enclosed envelope.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or through the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Please call Alliance Advisors LLC if you need assistance in voting your GOLD card:

ALLIANCE ADVISORS LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokers Call Collect:  (973) 873-7721

Shareholders Call TOLL-FREE: (855) 976-3332

BACKGROUND OF THE SOLICITATION

At the Company’s 2011, 2012 and 2013 annual meetings of shareholders, Biglari Capital previously had nominated individuals for election to the Board. The following is a chronology of events leading up to the proxy solicitation related to the Special Meeting:

•
On December 18, 2013, Biglari Capital filed a Schedule 13D/A with the Securities and Exchange Commission (the “SEC”) stating that the Board should review all potential extraordinary transactions, including the sale of the Company, to create an immediate realization of value for the benefit of all stockholders. Because of Biglari Capital’s substantial investment in the Company and because Biglari Capital does not hold representation on the Board, Biglari Capital stated its willingness to participate in a process pertaining to any capacity that it may deem advisable. In the event that the Board does not promptly announce definitive action to engage in a sale process, Biglari Capital declared its intention to call a special meeting of shareholders to vote upon a non-binding resolution recommending that the Board pursue an extraordinary transaction, e.g., the sale of the Company.

•
On December 24, 2013, Sardar Biglari, Chairman of the Board and Chief Executive Officer of Biglari Capital, delivered a letter to James W. Bradford, Chairman of the Board of the Company, in which Mr. Biglari noted that the Board’s primary aim should be to sell to the highest bidder. Mr. Biglari stated that, as the Company’s lead investor, owning nearly 20% of the outstanding shares, Biglari Capital was willing to lead the process by submitting a bid.  Further, Mr. Biglari requested that the Board support Biglari Capital’s efforts to seek an amendment to Tennessee law that would permit Biglari Capital to engage in an extraordinary transaction with the Company and give all its shareholders the ability to decide the future of their Company.  Mr. Biglari reaffirmed Biglari Capital’s intention to call a special meeting of shareholders if the Board refused to take meaningful steps.

•	On December 30, 2013, the Company issued a press release in which it refused to commence or support a strategic alternatives review process.

•	On January 26, 2014, representatives of Biglari Capital and Cracker Barrel met to discuss the Company and its business.

PROPOSAL NO. 1

ADVISORY VOTE ON A PROPOSAL MADE BY BIGLARI CAPITAL THAT THE CRACKER BARREL BOARD IMMEDIATELY PURSUE ALL STRATEGIC ALTERNATIVES, INCLUDING THE SALE OF THE COMPANY

Shareholders have the opportunity to cast an advisory, non-binding vote on a proposal made by Biglari Capital that the Cracker Barrel Board immediately pursue all potential extraordinary transactions, including the sale of the Company.

We have called upon the Board to undertake a value maximization process by reviewing all potential extraordinary transactions, including a sale of the Company.  Yet the Board has flatly refused, raising the pertinent question:  Why would the Board be unwilling even to consider any and all steps to maximize value for its shareholders?

As the lead investor in Cracker Barrel owning nearly 20% of the outstanding shares, we believe it is our responsibility, on behalf of all shareholders, to drive the Company to create more value, especially in the face of inaction from the Board.  Rather than engage with us constructively, the Board has perfunctorily dismissed our value-enhancing ideas as mere “harassment,” which we believe conveys how truly out of touch with reality is this Board.

This dissent is not the first time the Board has displayed an unbending resistance to explore all conceivable avenues to advance shareholder value.  The Board initially resisted our call to license the Company’s products, yet five months later adopted the idea as its own.  It has steadfastly refused to franchise its restaurants internationally, disregarding a noncapital intensive strategy that would allow it to leverage the Cracker Barrel brand in order to generate a high-return, annuity-like cash flow.

Verbatim, the Cracker Barrel Board claims:

“[T]he calling of a special meeting may be motivated by the self-interest of Biglari Capital in seeking to achieve full liquidity of this investment through a single extraordinary transaction, rather than trying to sell the shares in the open market, which may be subject to limitations under the federal securities laws. The Board believes that the interests of a single shareholder should not take priority over the long-term interests of ALL shareholders.”

We continuously must set the facts straight with the Cracker Barrel Board. Here are the facts: We have been long-term owners of the Company’s stock. Unlike the members of the Cracker Board and its management, Biglari Capital has not sold a single share of the Company’s stock since it became a large shareholder in the Company, i.e., over 5%. In contrast, the Board and management have been sellers of Cracker Barrel stock even though the preponderance of shares owned by the Board and management were given to them via stock options and grants.  During the last five years, the collective Board and management have purchased only 5,000 shares.  In contrast, we have purchased our 4,737,794 shares in the open market using our own capital.  Therefore, we have been long-term holders of Cracker Barrel stock, and we believe any suggestion to the contrary by a Board is quite disingenuous.

When the Board makes declaratory statements verbalizing an incorrect presumption, in our view, it again displays insincerity. For instance, Cracker Barrel states:  “[T]he calling of a special meeting may be motivated by the self-interest of Biglari Capital in seeking to achieve full liquidity of this investment through a single extraordinary transaction, rather than trying to sell the shares in the open market, which may be subject to limitations under the federal securities laws.”  Plainly, we are under no pressure to sell our stake, for our capital is not subject to a call. Rather, we have permanent capital invested in the stock of Cracker Barrel. In fact, we have publicly indicated our willingness to submit a bid to acquire Cracker Barrel if the Board approved such a transaction.  The Board also concludes, “The Board believes that the interests of a single shareholder should not take priority over the long-term interests of ALL shareholders.” This assertion indicates that the Board presumes we have divergent interests from other shareholders.  But we absolutely wish to make money on equal terms with every other shareholder.  Our aim is to have the Board approve a sale to the highest bidder, which would benefit all shareholders proportionally with ownership.

If we were convinced that the Cracker Barrel stock were undervalued and that management could create more value for shareholders than could be realized through a sale to the highest bidder, then we would not be advocating a sale. To make our position absolutely clear, we are willing to hold the Cracker Barrel stock indefinitely, provided that we expect the underlying business to increase in intrinsic value in double digit magnitude.  The critical factor is future returns on reinvested capital to be earned at a high rate.  But we do not believe current management will reinvest capital satisfactorily. We have repeatedly expressed this concern.  As we have previously demonstrated, we find management’s rationale concerning new store openings to be flawed. Because of our deep concern over the return on future deployment of capital, we are forced into the following options:

1.
Obtain board seats to advance ideas on better capital allocation (e.g., improve reinvestment rate on retained earnings) and better the operational performance (e.g. reverse negative traffic trends and declining operating income), among other initiatives.

2.
In the absence of board representation, we are interested in seeing Cracker Barrel’s assets being put in the hands of better management. We believe there can be a significant upside to Cracker Barrel’s business under the right management, but continued downside, as demonstrated by the recent poor operating performance in the hands of current management (e.g. the declines in operating income and customer traffic for the prior two fiscal quarters). To effect such a change, we want the Board to explore a sale to a third party at a premium to Cracker Barrel’s current stock price.

3.
If a sale of Cracker Barrel were approved by the Board, we would also be willing to submit a bid to purchase the Company under a structure that would allow current shareholders the opportunity to participate in the Company’s future performance. We would be willing to pay for any procedural efforts to allow us to submit a bid for the Company.

Thus we ask: What is the downside for the Board to explore strategic alternatives?  If shareholders desire to enjoy immediate realization of share value, then we believe they should vote to approve a resolution recommending that the Board pursue an extraordinary transaction.

We are experienced restaurateurs. We have turned around failing restaurant businesses, grown them and have been involved in many aspects, from investment to operations. Cracker Barrel’s management will tell you that their business plan is working; however, we have substantial doubts.  Based on the Company’s recent announcement of its results for the first two months of its 2014 second fiscal quarter, any limited progress the Company has made has evidently stalled, with customer traffic down 2.5% and comparable restaurant sales also turning negative.  Moreover, operating income was down 2.4% in the Company’s first quarter of 2014.

Apparently, though, Cracker Barrel’s Board and management believe that one year of mediocre results insulates them from critique.  If so, they are ignoring the prevailing winds of change in the restaurant industry, which has seen prominent competitors such as Darden Restaurants, Bob Evans Farms, DineEquity among others come under pressure to create more value for shareholders, including through the implementation of strategic measures.  In our view, shareholders should never be satisfied unless they are certain that management is doing everything in its power to maximize value. It is the duty of boards of directors to be responsive to its constituents’ concerns and disquiet.

Consequently, the Board has left us with no choice but to take our proposal directly to shareholders so they may have their voices raised in deciding their Company’s future.  We have expressed our willingness to lead the process by submitting a bid if a sale of Cracker Barrel were approved by the Board.  The Tennessee Business Combination Act, however, is currently an obstacle to our ability to proceed with such a transaction, even if approved by the Board.  Therefore, any proposal we make would necessarily be conditioned on (i) obtaining an amendment to the Tennessee Business Combination Act that would enable us to consummate this acquisition and (ii) gaining the approval of the acquisition by an independent vote of shareholders, as would be permitted by the amendment to Tennessee law.  The Board has refused to assist us in seeking the required amendment.  Accordingly, we need your support to bring this value-maximizing transaction to fruition.

We also believe that were the Company to embark on a comprehensive strategic alternatives review (a process that we would fully support) it may find other potential acquirors ready, willing and able to pay a premium price.  In our view, abundant opportunities exist to operate the Company’s business in a far more efficient manner than that afforded by present management. The current credit market conditions make this an ideal time to secure the required financing.  In spite of the opportune moment, time is of the essence.  We believe the Company must act now to take advantage of the favorable financing environment before the window closes.

In conclusion, we believe the vote on the Sale Proposals comes down to a simple choice, a vote of confidence in current management.  If you are convinced that current management, independent of our proposal to seek strategic alternatives, can deliver to all shareholders a meaningful improvement in the current share price within a short period of time by staying the course with its present business plan, then you should consider voting for management’s recommendation.  If, however, you have any doubts about the Board’s and the management’s ability to maximize the value of your shares, and believe that the Sale Proposals represent the more certain path toward realizing Cracker Barrel’s intrinsic value, then we urge you to vote “FOR” the Sale Proposals.  Your vote for the Sale Proposals would not constitute a vote in favor of an acquisition of the Company by us, which would be subject to a separate shareholder vote in the event the Company and we enter into a definitive acquisition agreement.

For the reasons written above, we strongly recommend that you vote “FOR” this proposal.

YOU ARE URGED TO VOTE “FOR” THIS PROPOSAL ON THE ENCLOSED GOLD PROXY CARD

PROPOSAL NO. 2

ADVISORY VOTE ON A PROPOSAL MADE BY BIGLARI CAPITAL THAT THE BOARD TAKE ANY ACTION NECESSARY TO AMEND THE TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI CAPITAL TO ENGAGE IN AN EXTRAORDINARY TRANSASCTION WITH THE COMPANY

Shareholders have the opportunity to cast an advisory, non-binding vote on a proposal made by Biglari Capital that the Board take any action necessary to amend the Tennessee Business Corporation Act to permit Biglari Capital to engage in an extraordinary transaction with the Company.

Biglari Capital has a substantial investment in Cracker Barrel, yet the Company has refused to afford us representation on the Board that would have enabled us to work constructively with the directors to maximize value for all shareholders.  As has become clear to us based upon our long-term ownership of Cracker Barrel’s shares, including as demonstrated above, we do not believe the Board and management are able to maximize the intrinsic business value of the Company. In contrast, we perceive significant upside under our management.  Accordingly, we have stated our willingness to enter into discussions to acquire the Company in a transaction that we give credit to as in the best interests of all shareholders.  However, the only way for shareholders to benefit from this transaction is through an amendment to the Tennessee Business Corporation Act that would allow this acquisition to proceed following approval by an independent vote of shareholders.  We firmly believe that strong backing from our fellow shareholders on this proposal would provide a compelling impetus for such an amendment.

Because of the reasons set forth above and under Proposal No. 1, we strongly recommend that you vote “FOR” this proposal.

YOU ARE URGED TO VOTE “FOR” THIS PROPOSAL ON THE ENCLOSED GOLD PROXY CARD

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell their Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Special Meeting is the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted FOR the Sale Proposals and in the discretion of the persons named as proxies on all other matters as may properly come before the Special Meeting.

QUORUM; DISCRETIONARY VOTING

In order to constitute a quorum with respect to each matter to be presented at the Special Meeting, a majority of the outstanding Shares as of the Record Date must be present at the Special Meeting either in person or by proxy.  If you vote, your Shares will be part of the quorum.  Abstentions and broker non-votes will count as Shares that are present for the purpose of establishing a quorum, but will not be counted as votes cast either in favor of or against a particular proposal.  A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

There are no “routine” matters for purposes of the Special Meeting.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals.  If you hold your Shares in street name and do not provide voting instructions to your bank, broker, or other custodian, your Shares will not be voted on a proposal on which your broker does not have or does not exercise discretionary authority to vote, including any non-routine matter for which you do not provide voting instructions.  A broker non-vote on a proposal presented at the Special Meeting will have no effect on the outcome of the proposal.

VOTE REQUIRED

Sale Proposals.  According to the Company’s proxy statement, with respect to each of the Sale Proposals, in order to be approved, the number of Shares voted FOR such proposal must exceed the number of Shares voted AGAINST such proposal.  A shareholder who abstains with respect to the Sale Proposals will have no effect on the outcome of the vote for such proposals.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Biglari Capital in care of Alliance Advisors LLC at the address set forth on the back cover of this Proxy Statement or to the Cracker Barrel at 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, or any other address provided by Cracker Barrel.  Although a revocation is effective if delivered to Cracker Barrel, Biglari Capital requests that either the original or photostatic copies of all revocations be mailed to Biglari Capital in care of Alliance Advisors LLC at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Alliance Advisors LLC may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the approval of the Sale Proposals.

IF YOU WISH TO VOTE FOR THE SALE PROPOSALS, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Biglari Capital.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Biglari Capital has entered into an agreement with Alliance Advisors LLC (“Alliance Advisors”) for solicitation and advisory services in connection with this solicitation, for which Alliance Advisors will receive a fee not to exceed $[_______], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Alliance Advisors will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Biglari Capital has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Biglari Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Alliance Advisors will employ approximately [___] persons to solicit Cracker Barrel shareholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by Biglari Capital.  Costs of this solicitation of proxies are currently estimated to be approximately $[_______].  Biglari Capital estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[_______].  Biglari Capital intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies.  Biglari Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

The participants in this proxy solicitation are Biglari Capital Corp., the Lion Fund II, Steak n Shake, Sardar Biglari, Philip L. Cooley and Steak n Shake’s director and executive officers listed on Schedule I.  The principal business of Biglari Capital Corp., which is wholly owned by Mr. Biglari, is serving as the general partner of The Lion Fund, L.P. (the “Lion Fund I”) and the Lion Fund II.  The principal business of the Lion Fund II is purchasing, holding and selling securities for investment purposes.  The principal business of Steak n Shake is the ownership, operation, and franchising of Steak n Shake restaurants.  The principal occupation of Sardar Biglari is serving as Chairman and Chief Executive Officer of Biglari Holdings Inc. (“Biglari Holdings”), Biglari Capital Corp. and Steak n Shake. Philip L. Cooley serves as Vice Chairman of the Board of Directors of Biglari Holdings. The principal business address of each of Biglari Capital Corp., the Lion Fund II, Steak n Shake, Sardar Biglari and Philip L. Cooley is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

See Schedule I for additional information relating to Steak n Shake’s director and executive officers who are participants in this solicitation.  No additional compensation will be paid to these individuals in connection with this solicitation.

As of the date hereof, the Lion Fund II directly owns 3,962,604 Shares and Steak n Shake directly owns 775,190 Shares.  By virtue of the relationships described above, each of Biglari Capital Corp. and Mr. Biglari may be deemed to beneficially own the 3,962,604 Shares directly held by the Lion Fund II and Mr. Biglari may be deemed to beneficially own the 775,190 Shares directly held by Steak n Shake.  As of the date hereof, none of the other participants in this solicitation directly owns any Shares.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, may be deemed to beneficially own the 4,737,794 Shares owned in the aggregate by the participants.  Each participant in this solicitation specifically disclaims beneficial ownership of the Shares he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule II.

On January 16, 2014, Biglari Capital Corp., the Lion Fund II, Steak n Shake, Sardar Biglari and Philip L. Cooley entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) on behalf of all of the aforesaid parties, they agreed to the joint filing of statements on Schedule 13D with respect to the securities of the Company, (ii) they agreed to solicit proxies or written consents to approve the Sale Proposals at the Special Meeting, and (iii) Biglari Capital Corp. agreed to bear all expenses incurred in connection with the activities of the joint filing participants, subject to certain limitations. Expenses related to proxy and consent solicitations conducted by Biglari Capital will be paid by Biglari Holdings pursuant to the terms of the Shared Services Agreement, dated as of July 1, 2013, between Biglari Holdings and Biglari Capital Corp.

The Shares owned collectively by the members of Biglari Capital are held primarily in margin accounts maintained with prime brokers, which may extend margin credit as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.  No Shares held by any of the members of Biglari Capital are currently subject to any such pledge, other than the Shares held by Steak n Shake, which are subject to a pledge under its existing credit facility.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting; (xii) no participant in this solicitation holds any positions or offices with the Company; (xiii) no participant in this solicitation has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no corporations or organizations, with which any participant in this solicitation has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

OTHER MATTERS

Other than those discussed above, Biglari Capital is unaware of any other matters to be considered at the Special Meeting.  However, should other matters, which Biglari Capital is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.  According to the Company’s proxy statement for the Special Meeting, pursuant to the Tennessee Business Corporation Act and the Company’s Bylaws, no other matters may be raised at the Special Meeting

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement for the Special Meeting, if you wish to submit a proposal to be included in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 4, 2014.  Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, according to the Company’s proxy statement for the Special Meeting, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at its 2014 Annual Meeting of shareholders (whether or not to be included in the Company’s proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company.  In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting.  The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal.  In the event that the date of the 2014 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2014 Annual Meeting (or, if the first public announcement of the date of the 2014 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2014 Annual Meeting is first made by the Company).  In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2014 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by Biglari Capital that such procedures are legal, valid or binding

 INCORPORATION BY REFERENCE

BIGLARI CAPITAL HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE SPECIAL MEETING.  THIS DISCLOSURE INCLUDES IMPORTANT INFORMATION.  ALTHOUGH WE DO NOT HAVE ANY KNOWLEDGE INDICATING THAT ANY STATEMENT MADE BY BIGLARI CAPITAL HEREIN IS UNTRUE, WE DO NOT TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF STATEMENTS TAKEN FROM PUBLIC DOCUMENTS AND RECORDS THAT WERE NOT PREPARED BY OR ON OUR BEHALF, OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION.  SEE SCHEDULE III FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning Cracker Barrel contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

BIGLARI CAPITAL CORP.

[______________], 2014

SCHEDULE I

INFORMATION CONCERNING STEAK N SHAKE’S DIRECTOR AND EXECUTIVE OFFICERS WHO ARE PARTICIPANTS IN THIS SOLICITATION

The principal occupations and business addresses of Steak n Shake’s director and executive officers who are participants in this solicitation are set forth below.

Name and Position	Present Principal Occupation	Principal Business Address
Sardar Biglari, Chairman of the Board and Chief Executive Officer	Chairman and Chief Executive Officer of Biglari Holdings, Biglari Capital and Steak n Shake	c/o Biglari Holdings Inc. 17802 IH 10 West Suite 400 San Antonio, Texas 78257
Duane E. Geiger, Chief Financial Officer, Vice President, Controller and Treasurer	Chief Financial Officer, Vice President, Controller and Treasurer of Steak n Shake	c/o Biglari Holdings Inc. 17802 IH 10 West Suite 400 San Antonio, Texas 78257

I-1

SCHEDULE II

TRANSACTIONS IN SECURITIES OF CRACKER BARREL
DURING THE PAST TWO YEARS

Class of Security	Securities Purchased/(Sold)	Date of Purchase/Sale

BIGLARI HOLDINGS INC.

Common Stock	150,030	9/27/2011
Common Stock	1,823	10/14/2011
Common Stock	118,886	01/03/2012
Common Stock	116,711	01/04/2012
Common Stock	180,100	01/05/2012
Common Stock	1,900	01/05/2012
Common Stock	160,000	01/06/2012
Common Stock	60,000	01/09/2012
Common Stock	65,000	01/10/2012
Common Stock	54,515	01/11/2012
Common Stock	1,300	01/12/2012
Common Stock	4,100	01/18/2012
Common Stock	52,500	01/23/2012
Common Stock	85,425	01/24/2012
Common Stock	14,575	01/24/2012
Common Stock	53,500	01/25/2012
Common Stock	47,407	01/26/2012
Common Stock	34,293	01/27/2012
Common Stock	62,200	02/10/2012
Common Stock	79,491	02/13/2012
Common Stock	20,000	02/14/2012
Common Stock	36,200	03/05/2012
Common Stock	47,656	03/06/2012
Common Stock	27,431	03/23/2012
Common Stock	15,300	03/28/2012

Class of Security	Securities Purchased/(Sold)	Date of Purchase/Sale
Common Stock	36,000	03/29/2012
Common Stock	37,700	03/30/2012
Common Stock	4,100	04/02/2012
Common Stock	46,000	04/04/2012
Common Stock	3,800	04/05/2012
Common Stock	65,000	04/09/2012
Common Stock	73,100	04/10/2012
Common Stock	21,488	04/16/2012
Common Stock	22,300	04/18/2012
Common Stock	7,300	05/04/2012
Common Stock	5,000	05/07/2012
Common Stock	15,000	05/08/2012
Common Stock	22,528	09/17/2012
Common Stock	4,000	09/18/2012
Common Stock	(198,741)1	09/24/2012
Common Stock	30,000	10/12/2012
Common Stock	4,000	10/15/2012
Common Stock	5,000	10/19/2012
Common Stock	13,200	10/23/2012
Common Stock	26,000	10/24/2012
Common Stock	5,800	10/26/2012
Common Stock	25,150	10/31/2012
Common Stock	3,391	11/01/2012
Common Stock	30,000	11/02/2012
Common Stock	(234,700)1	11/08/2012
Common Stock	(240,505)1	11/09/2012
Common Stock	89,910	12/11/2012
Common Stock	219,911	12/12/2012
Common Stock	194,395	12/13/2012

1 Shares transferred by Biglari Holdings to Steak n Shake at fair market value.

STEAK N SHAKE OPERATIONS, INC.

Common Stock	16,500	06/07/2012
Common Stock	2,200	06/08/2012
Common Stock	28,100	06/11/2012
Common Stock	6,200	06/13/2012
Common Stock	957	07/23/2012
Common Stock	45,087	07/24/2012
Common Stock	2,200	7/25/2012
Common Stock	198,7411	09/24/2012
Common Stock	234,7001	11/08/2012
Common Stock	240,5051	11/09/2012

Effective June 5, 2013, Biglari Holdings contributed 500,000 Shares to Steak n Shake, and effective July 1, 2013, Biglari Holdings and the Lion Fund I contributed 3,322,504 Shares and 140,100 Shares, respectively, to the Lion Fund II.  As a result, neither Biglari Holdings nor the Lion Fund I directly owns any securities of the Company.

Effective September 25, 2013, Steak n Shake contributed 500,000 Shares to the Lion Fund II.

SCHEDULE III

The following tables are reprinted from the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on February 11, 2014, other than the information regarding the beneficial ownership of the Company’s common stock by Biglari.

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of [ ], 2014, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on [ ] shares of our common stock outstanding as of [ ], 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Sardar Biglari 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	4,737,794	(1)	[	]%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,909,879	(2)	[	]%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,822,660	(3)	[	]%

(1)
The Lion Fund II directly owns 3,962,604 shares of common stock and Steak n Shake directly owns 775,190 shares of common stock. The shares owned by Steak n Shake are subject to a pledge under its existing credit facility. Each of Biglari Capital, as the general partner of the Lion Fund II, and Mr. Biglari, as the Chairman and Chief Executive Officer of Biglari Capital, may be deemed to beneficially own the 3,962,604 shares directly held by the Lion Fund II, and Mr. Biglari, as Chairman and Chief Executive Officer of Steak n Shake, may be deemed to beneficially own the 775,190 shares directly held by Steak n Shake.  Each of Biglari Capital and Mr. Biglari specifically disclaims beneficial ownership of the shares he or it does not directly own.

(2)	Based solely on Schedule 13G/A filed by BlackRock Inc. on January 28, 2014.

(3)	Based solely on the Schedule 13F filed by The Vanguard Group for the quarter ended September 30, 2013.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of [ ], 2014, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class
Sandra B. Cochran	121,507	*
Lawrence E. Hyatt	27,494	*
Nicholas V. Flanagan	4,873	*
Edward A. Greene	3,541	*
Thomas H. Barr	2,141	*
James W. Bradford	5,233	*
Glenn A. Davenport	4,141	*
Richard J. Dobkin	22,044	*
Norman E. Johnson	1,797	*
William W. McCarten	3,182	*
Coleman H. Peterson	3,182	*
Andrea M. Weiss	19,122	*

All executive officers and directors as a group (17 persons)	229,778	[	]%

*	Less than one percent.

III-1

(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days:

Richard J. Dobkin	4,000
Andrea M. Weiss	5,000

All executive officers and directors as a group (17)	9,833

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

III-2

IMPORTANT

Your vote is important.  No matter how many Shares you own, please vote your proxy FOR the Sale Proposals by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

●	You may also vote by Internet or telephone by following the instructions on the enclosed voting form or proxy card.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Alliance Advisors LLC at the address set forth below.

ALLIANCE ADVISORS LLC 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 Banks and Brokers Call Collect: (973) 873-7721 Shareholders Call TOLL-FREE: (855) 976-3332

GOLD PROXY CARD

CRACKER BARREL OLD COUNTRY STORE, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF BIGLARI CAPITAL CORP., THE LION FUND II, L.P., STEAK N SHAKE OPERATIONS, INC., SARDAR BIGLARI AND PHILIP L. COOLEY (COLLECTIVELY, “BIGLARI”)

THE BOARD OF DIRECTORS OF CRACKER BARREL OLD COUNTRY STORE, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Sardar Biglari attorney and agent with full power of substitution to vote all shares of common stock of Cracker Barrel Old Country Store, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company scheduled to be held on Wednesday, April 23, 2014 at 10:00 a.m. Eastern Time at 1201 Pennsylvania Avenue NW, Suite 300, Washington, DC 20004 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorney and proxy, his substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorney and proxy or his substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Biglari Capital Corp. a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued, and to be marked, dated and signed on the other side)

If voting via mail, mark, sign and date your proxy card, then fold it, and return it in the postage-paid envelope provided.

The Proxy Statement is available at:
www.enhancecrackerbarrel.com/[proxy]

GOLD PROXY CARD

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through 11:59 PM Eastern Time the day prior to the special meeting date.  Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1.	INTERNET. Vote Your Proxy on the Internet: Go to www.cesvote.com. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

2.
TELEPHONE.  Vote Your Proxy by Phone:  Call Toll-Free 1 (888) 693-8683.  Use any touch-tone telephone to vote your proxy.  Have your proxy card available when you call.  Follow the voting instructions to vote your shares.

3.	MAIL. Vote Your Proxy by Mail: Mark, sign and date your proxy card, fold it, and return it in the postage-paid envelope provided.

If voting via mail, mark, sign and date your proxy card, then fold it, and return it in the postage-paid envelope provided.

[X] Please mark your vote like this

BIGLARI RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

		FOR	AGAINST	ABSTAIN
1.	AN ADVISORY VOTE ON BIGLARI’S PROPOSAL THAT THE BOARD IMMEDIATELY PURSUE ALL POTENTIAL EXTRAORDINARY TRANSACTIONS, INCLUDING THE SALE OF THE COMPANY:	☐	☐	☐
2.
AN ADVISORY VOTE ON BIGLARI’S PROPOSAL THAT THE BOARD TAKE ANY ACTION NECESSARY TO AMEND THE TENNESSEE BUSINESS CORPORATION ACT TO PERMIT BIGLARI TO ENGAGE IN AN EXTRAORDINARY TRANSACTION WITH THE COMPANY:
		☐	☐	☐

DATED: ________________________, 2014 ____________________________________ (Signature) ____________________________________ (Signature, if held jointly) ____________________________________ (Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.